Conformed Copy

Guaranty Agreement

Dated as of June 30, 1997

of

World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
World Finance Corporation of Georgia
World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc.
World Finance Corporation of South Carolina
World Finance Corporation of Tennessee
World Finance Corporation of Texas
WFC Limited Partnership
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
and
World Finance Corporation of New Mexico

Re:  $10,000,000 10% Senior Subordinated Secured Notes
Due June 30, 2004
of
World Acceptance Corporation

Exhibit A
(to Subsidiary Guaranty Agreement)

Attachments to Guaranty Agreement:

Exhibit A—Form of Guaranty Supplement

Guaranty Agreement

Agreement dated as of June 30, 1997 by World Acceptance Corporation of Alabama, an Alabama corporation, World Acceptance Corporation of Missouri, a Missouri corporation, World Finance Corporation of Georgia, a Georgia corporation, World Finance Corporation of Louisiana, a Louisiana corporation, World Acceptance Corporation of Oklahoma, Inc., an Oklahoma corporation, World Finance Corporation of South Carolina, a South Carolina corporation, World Finance Corporation of Tennessee, a Tennessee corporation, World Finance Corporation of Texas, a Texas corporation, WFC Limited Partnership, a Texas limited partnership, WFC of South Carolina, Inc., a South Carolina corporation, World Finance Corporation of Illinois, an Illinois corporation, and World Finance Corporation of New Mexico, a New Mexico corporation (collectively, the “Guarantors” and individually a “Guarantor”).

Recitals of the Guarantor

A.    Each Guarantor is, directly or indirectly, a wholly-owned subsidiary of World Acceptance Corporation, a South Carolina corporation (the “Company”).

B.    The Company has entered into that certain Note Agreement dated as of June 30, 1997, as the same may from time to time be amended or restated pursuant to the terms thereof (the “Senior Subordinated Note Agreement”) with Principal Mutual Life Insurance Company providing for the issuance and sale by the Company of its $10,000,000 principal amount 10% Senior Subordinated Secured Notes due June 30, 2004, as the same may from time to time be amended or restated pursuant to the terms thereof and any note executed in replacement thereof (the “Notes”).

C.    The Company has entered into that certain Amended and Restated Security Agreement, Pledge and Indenture of Trust dated as of June 30, 1997, as the same may from time to time be amended or restated pursuant to the terms thereof (the “Company Security Agreement”) with Harris Trust and Savings Bank, an Illinois banking corporation, as security trustee (the “Security Trustee”) whereby the Company has granted to the Security Trustee, inter alia,  for the benefit of the holders of the Notes, all of its right, title and interest in the Collateral (as defined therein) as security for the Notes.

D.    Each of the Guarantors has entered into that certain Amended and Restated Security Agreement, Pledge and Indenture of Trust dated as of June 30, 1997, as the same may from time to time be amended or restated pursuant to the terms thereof (the “Subsidiary Security Agreement”) with the Security Trustee whereby each of the Guarantors has granted to the Security Trustee, inter alia,  for the benefit of the holders of the Notes, all of its right, title and interest in the Collateral (as defined therein) as security for the Notes and the obligations of each of the Guarantors hereunder.  The Company Security Agreement and the Subsidiary Security Agreement are collectively referred to herein as the “Security Agreements”.

E.    The holders of the Notes have required, as an inducement to and a condition of the execution and delivery by such holders of the Senior Subordinated Note Agreement, that the Guarantors execute and deliver this Agreement.

F.    The Guarantors and the Company are engaged in related and mutually dependent businesses and the Guarantors will derive substantial direct benefits from the issuance of the Notes by the Company.

G.    Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Senior Subordinated Note Agreement.

Now, Therefore, in consideration of the premises and the mutual covenants herein contained and to aid the sale of the Notes and to induce the holders of the Notes to purchase the Notes, the Guarantors hereby jointly and severally covenant and agree as follows:

Section 1.	Guarantee.

The Guarantors hereby jointly and severally unconditionally guarantee for the benefit of each and every holder of a Note from time to time outstanding under the Senior Subordinated Note Agreement (collectively “Holders” and individually “Holder”) (1) the due and punctual payment at maturity, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, of the principal of and premium, if any, and interest on the Notes in accordance with the terms and conditions thereof and of the Senior Subordinated Note Agreement and each Security Agreement, (2) the prompt performance and compliance by the Company with each of its other obligations under the Senior Subordinated Note Agreement and the Company Security Agreement, (3) the prompt performance and compliance by each other Guarantor with each of its obligations under the Subsidiary Security Agreement and (4) the due and punctual payment of any other amounts due under the Senior Subordinated Note Agreement and each Security Agreement.  Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or from any other Guarantor or upon any other condition or contingency.  If the Company shall fail to pay punctually any amount guaranteed hereby, when and as the same shall become due and payable, the Guarantors will upon demand immediately pay the same to the holders of the Notes to whom such payment is payable.

Section 2.	Payment Upon Certain Events.

Each Guarantor agrees that, if any of the following events occurs, i.e.,

(a)    the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of such Guarantor, or adjudging such Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, adjustment or composition of or in respect of such Guarantor under the Federal Bankruptcy Code or any other applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for such Guarantor or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(b)    the commencement by such Guarantor of a voluntary case, or the institution by it of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, arrangement or relief under the Federal Bankruptcy Code or any other applicable Federal or state law, or the consent or acquiescence by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Guarantor or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability or its failure to pay its debts generally as they become due, or the taking of corporate action by such Guarantor in furtherance of any such action;

such Guarantor will forthwith pay to the Holders, without demand or notice and whether or not there has been any other default under either Security Agreement, the Senior Subordinated Note Agreement or the Notes, the whole amount of the principal of the Notes then outstanding and any unpaid interest thereon and premium with respect thereto (to the extent any premium would be payable upon the acceleration of the Notes under the Security Agreements or the Senior Subordinated Note Agreement).

Section 3.	Waivers; Obligation Unconditional.

Each Guarantor assents to all the terms, covenants and conditions of the Notes, the Senior Subordinated Note Agreement and the Security Agreements, and irrevocably waives presentation, demand for payment, or protest, of any of the Notes, any and all notice of any such presentation, demand or protest, notice of any Default or Event of Default under any Security Agreement or the Senior Subordinated Note Agreement, notice of acceptance of this Agreement or of the terms and provisions thereof by any Holder or the Security Trustee, any requirement of diligence or promptness on the part of any Holder or the Security Trustee in the enforcement of rights under the provisions hereof, of any Security Agreement, of the Senior Subordinated Note Agreement or of the Notes, or any right to require any Holder or the Security Trustee to proceed first against the Company or any other Guarantor.  The obligations of each Guarantor hereunder shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any Security Agreement, the Senior Subordinated Note Agreement or the Notes or of any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.  The obligations of each Guarantor hereunder shall not be affected by:

(a)    the recovery of any judgment against the Company or any other Guarantor, or by the levy of any writ or process of execution under any such judgment, or by any action or proceeding taken by the Security Trustee or any Holder, either under the Notes, any Security Agreement, or the Senior Subordinated Note Agreement for the enforcement thereof, or hereof, or in the exercise of any right or power given or conferred thereby, or hereby, or

(b)    any delay, failure or omission upon the part of the Security Trustee or any Holder to enforce any of the rights or powers given or conferred hereby or by any Security Agreement, the Senior Subordinated Note Agreement or the Notes, or by any delay, failure or omission upon the part of the Security Trustee or any Holder to enforce any right of the Security Trustee or any Holder against the Company or any other Guarantor, or by any action by the Security Trustee or any Holder in granting indulgence to the Company or any other Guarantor, or in waiving or acquiescing in any Default or Event of Default upon the part of the Company or any other Guarantor under any Security Agreement or the Senior Subordinated Note Agreement, or

(c)    the consolidation or merger of the Company or any of its Subsidiaries with or into any other corporation or corporations or any sale, lease or other disposition of the Company or any of its Subsidiaries properties as an entirety or substantially as an entirety to any other corporation, or

(d)    the acceptance of any additional security or other guaranty, the advance of additional  money to the Company or any other Person, the renewal or extension of any amounts guaranteed hereby, or the sale, release, substitution or exchange of any security for the amounts guaranteed hereby, or

(e)    any defense (other than the full and indefeasible performance by the Company of its obligations under the Company Security Agreement, the Senior Subordinated Note Agreement and the Notes) whatsoever that the Company, any other Guarantor or any other Person might have to the payment of any of the amounts or obligations guaranteed hereby or to the performance or observance of any of the provisions of any Security Agreement, the Senior Subordinated Note Agreement, the Notes or this Agreement, whether through the satisfaction or purported satisfaction by the Company, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, or

(f)    impossibility or illegality of performance on the part of the Company, any other Guarantor or any other Person of its obligations under any Security Agreement, the Senior Subordinated Note Agreement, the Notes or this Agreement, or

(g)    any renewal, extension, refunding, amendment or modification of or addition or supplement to or deletion from any of the terms of any Security Agreement, the Senior Subordinated Note Agreement or the Notes, or any other agreement which may be made relating to any such instruments which does not specifically amend or specifically modify the terms of this Agreement, or

(h)    any amendment, compromise, release or consent or other action or inaction in respect of any of the terms of any Security Agreement, the Senior Subordinated Note Agreement or the Notes (other than any such amendment, compromise, release or consent or other action which, by its terms, expressly modifies the terms and provisions hereof), or

(i)    any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the like of the Company or any of its Subsidiaries, or

(j)    absence of any notice to, or knowledge by, such Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (a) through (i), or

(k)    any other act or delay or failure to act, or by any other thing, which may or might in any manner or to any extent vary the risk of such Guarantor hereunder;

it being the purpose and intent of the parties hereto that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment and performance as herein provided, and then only to the extent of such payment or performance.

Section 4.	Collection Expenses.

In the event that any Guarantor shall be required to make any payment to the Security Trustee or any Holder pursuant to this Agreement, each such Guarantor, jointly and severally, agrees that it shall, in addition to such payment, pay to the Security Trustee or such Holder, as the case may be, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to attorneys, and any expenses or liabilities incurred by the Security Trustee or any Holder hereunder.  The covenants contained in this Agreement may be enforced by the Security Trustee for the benefit of the Holders.

Section 5.	No Subrogation Until Payment in Full; Continuation of Guaranty.

No payment by any Guarantor pursuant to the provisions hereof to the Security Trustee or any Holder shall entitle such Guarantor, by subrogation to the rights of the Security Trustee or the Holders of the Notes in respect of which such payment is made or otherwise, to any payment by the Company or any other Guarantor or out of the property of the Company or any other Guarantor, except after irrevocable payment in full of the entire principal of and premium, if any, and interest on the Notes and all other Secured Indebtedness, or provision for such payment satisfactory to the Holders of the Notes.

The obligations of each Guarantor shall continue to be effective, or be reinstated, as the case may be, if at any time any payment of any amount guaranteed hereby is rescinded or must otherwise be restored or returned by the Security Trustee or any Holder upon the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Company or any of its Subsidiaries, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any of its Subsidiaries or any substantial part of the property thereof, or otherwise, all as though such payments had not been made.

Section 6.	Representations and Warranties.

Each Guarantor represents and warrants:

(a)    Such Guarantor and the Company are engaged in related and mutually dependent business and such Guarantor has received a direct financial benefit from the transactions contemplated by the Senior Subordinated Note Agreement; and

(b)    As of the date hereof and after giving effect to the execution and delivery of this Agreement by such Guarantor, (a) the aggregate value of such Guarantor, whether valued as a going concern, at fair valuation or at its fair present salable value, exceeds the aggregate amount of all debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Guarantor, (b) such Guarantor has and shall have sufficient assets or cash flow to pay its existing obligations and liabilities and all other currently contemplated obligations and liabilities when due, and (c) such Guarantor’s assets, property and capital are reasonably adequate for the business in which such Guarantor is engaged or proposes to engage.  The obligations incurred by such Guarantor under or pursuant to this Agreement are not being incurred with actual intent to hinder, delay or defraud existing or future creditors of the Company or such Guarantor.

Section 7.	Existence.

Each Guarantor will do all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises; provided, however, that nothing in this Section shall prevent the withdrawal by such Guarantor from any State or jurisdiction of its qualification as a foreign corporation or limited partnership, as the case may be, and its authorization to do business in such State or jurisdiction or a consolidation or merger permitted by §8 hereof.

Section 8.	Limitation on Consolidation, Merger, Sale, Lease or other Disposition by Guarantors.

No Guarantor will consolidate with, merge into, or sell, lease or otherwise dispose of all or substantially all its property as an entirety to, any other person or entity (other than as permitted by Section 5.13 of the Senior Subordinated Note Agreement or Section 10.4 of the Subsidiary Security Agreement) unless the person or entity (if other than such Guarantor, the Company or another Restricted Subsidiary which is a party to this Agreement) resulting from any such consolidation or merger or to which such sale, lease or other disposition shall have been made, shall, immediately upon such consolidation, merger, sale, lease or other disposition,

(a)    expressly assume in writing the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Agreement and the Subsidiary Security Agreement to be performed or observed by such Guarantor to the same extent as if such successor person or entity instead of such Guarantor had been the original party hereto and thereto; and

(b)    furnish a true and complete copy of the assumption to each Holder, together with an opinion of counsel opining favorably as to the due authorization, execution and enforceability of the assumption;

provided, however, that no such merger, sale, lease or other disposition shall be permitted hereunder if in violation of the provisions of any Security Agreement or the Senior Subordinated Note Agreement.

Section 9.	Jurisdiction and Service in Respect of Guarantors.

Each Guarantor hereby irrevocably submits to the jurisdiction of the courts of the State of South Carolina and of the courts of the United States of America having jurisdiction in the State of South Carolina for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Agreement.  Each Guarantor hereby designates and appoints Charles D. Walters, Chairman and Chief Executive Officer, World Acceptance Corporation, 108 Frederick Street, Greenville, South Carolina 29607-2532, and his successors as such Guarantor’s lawful agent in the State of South Carolina upon which may be served and which may accept and acknowledge, for and on behalf of such Guarantor, all process in any action, suit or proceeding that may be brought against such Guarantor in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect.  If any Holder shall cause process to be served upon such Guarantor by being served upon such agent, a copy of such process shall also be mailed to Karen A. Gledhill, Esq., by United States registered mail, first class postage prepaid, at 101 North Tryon Street, Suite 1900, Charlotte, North Carolina  28246.

Section 10.	Successors and Assigns.

All covenants and agreements contained in this Agreement by or on behalf of each Guarantor shall be binding upon such Guarantor and its successors and assigns and shall inure to the benefit of the Security Trustee and each and every Holder.

Section 11.	Notices.

All notices, requests, demands, waivers or other communications required or contemplated hereby, except as otherwise provided in §9 hereof, shall be given or made as provided in the Company Security Agreement.

Section 12.	Limitation on Maximum Liability.

Notwithstanding anything in this Agreement to the contrary, the maximum liability of any Guarantor under this Agreement shall in no event exceed such Guarantor’s Maximum Guaranteed Amount. “Maximum Guaranteed Amount” of any Guarantor shall mean the sum of (i) any Valuable Transfer (as hereinafter defined), plus (to the extent not included in (i) above) (ii) $1.00 less than the amount which would render this Agreement void or voidable under applicable law.  The term “Valuable Transfer” shall mean all proceeds of any loans made or notes issued pursuant to the Senior Subordinated Note Agreement which are directly or indirectly advanced by the Company to such Guarantor in any form whatsoever (including, without limitation, loans, advances or capital contributions) or used, directly or indirectly, to enable the Company or such Guarantor to carry any such advance.

Section 13.	Governing Law.

This Agreement and all Rights arising hereunder shall be construed and determined in accordance with the laws of the State of South Carolina and the performance thereof shall be governed and enforced in accordance with such laws.

Section 14.	Guaranty Supplements.

Any Subsidiary of the Company which becomes a party hereto after the date hereof pursuant to Section 3.9 of the Company Security Agreement and a Guaranty Supplement (substantially in the form attached as Exhibit A hereto) shall be bound by all of the terms and provisions of this Agreement, and shall be a “Guarantor” for all purposes of this Agreement, the Senior Subordinated Note Agreement, the Notes, the Subsidiary Security Agreement and the Company Security Agreement.

Section 15.	Subordination to Senior Guarantee Obligations.

Anything in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder with respect to the indebtedness evidenced by the Notes (whether for principal, interest or premium) and any renewals or extensions thereof, and any and all other obligations or liabilities owing under the Senior Subordinated Note Agreement and all other instruments and agreements relating thereto (the “Subordinated Guarantee Obligations”) shall at all times be wholly subordinate and junior in right of payment to the obligations of such Guarantor with respect to the Senior Indebtedness (the “Senior Guarantee Obligations”) in the manner and with the force and effect hereafter set forth:

(a)    In the event of any liquidation, dissolution or winding up of such Guarantor, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to such Guarantor or its property, all Senior Guarantee Obligations shall first be paid in full before any payment is made on the Subordinated Guarantee Obligations and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness the payment of which is subordinated to the payment of all Senior Guarantee Obligations of such Guarantor which may at the time be outstanding to at least the same extent as the payment of the Subordinated Guarantee Obligations is subordinated thereto in this §15) which shall be made upon or in respect of the Subordinated Guarantee Obligations shall be paid over to the Security Trustee for application in payment of the Senior Guarantee Obligations unless and until such Senior Guarantee Obligations shall have been paid or satisfied in full.

(b)    In the event that the Notes are declared or become due and payable because of the occurrence of any Event of Default under the Senior Subordinated Note Agreement or otherwise (other than that portion of the Notes becoming due and payable by reason of any required prepayment pursuant to Section 2.1 of the Senior Subordinated Note Agreement or any optional prepayment pursuant to Section 2.2 of the Senior Subordinated Note Agreement with the prior written consent of the Agent and the holders of at least 76% in aggregate principal amount of outstanding Senior Secured Notes), under circumstances when the foregoing clause (a) shall not be applicable, the holders of the Subordinated Guarantee Obligations shall be entitled to payments due hereunder with respect to principal, interest and premium on the Notes, other than regularly scheduled payments of interest and the payments of principal and interest due and payable under Section 2.1 of the Senior Subordinated Note Agreement and at maturity (other than by acceleration), only after there shall first have been paid in full all Senior Guarantee Obligations outstanding at the time the Notes so become due and payable (plus interest, fees and expenses incurred or accrued thereafter constituting Senior Indebtedness) because of any such event, or payment shall have been provided for in a manner satisfactory to the holders of such Senior Guarantee Obligations.

(c)    Without limiting any of the other provisions hereof, during any period when the payment of principal, premium or interest on the Notes shall be prohibited by the provisions of Section 9.1(c) of the Senior Subordinated Note Agreement, the holders of the Subordinated Guarantee Obligations shall not be entitled to receive any payment hereunder.

(d)During any period of time when pursuant to paragraph (c) above the holders of the Subordinated Guarantee Obligations shall not be entitled to receive any payment hereunder, the holders of the Subordinated Guarantee Obligations shall not be deemed to be prohibited from (i) filing or initiating a petition in bankruptcy against such Guarantor or instituting any other proceedings relating to insolvency, liquidation, readjustment, reorganization or other similar proceedings relative to such Guarantor or its property or (ii) joining in any proceedings involving such Guarantor initiated by the Security Trustee, any holder of Senior Guarantee Obligations or other Person to collect or enforce such Senior Guarantee Obligations or under laws relating to bankruptcy, insolvency, liquidation, readjustment, reorganization or other similar proceedings.

(e)In the event that notwithstanding this §15, such Guarantor shall make any payment in respect of the Subordinated Guarantee Obligations in violation of this §15, then until such violation shall have been cured (within the applicable time period) or waived or shall have ceased to exist, such payment shall be held by the recipient for the benefit of, and forthwith shall be paid over and delivered to, the Security Trustee, for application to the payment of all Senior Guarantee Obligations remaining unpaid unless and until all Senior Guarantee Obligations shall have been paid or satisfied in full.

The provisions of Section 9.2 through Section 9.6 of the Senior Subordinated Note Agreement apply to the Senior Guarantee Obligations and the Subordinated Guarantee Obligations and are incorporated herein by reference.

Section 16.	Miscellaneous.

This Guaranty may only be amended and/or modified by (i) a Guaranty Supplement pursuant to §14 or (ii) any other instrument in writing signed by the Guarantors and the holders of the Notes.  This Guaranty shall become effective upon the execution of this Guaranty by the Guarantors and the Guarantors hereby waive notice of acceptance of this Guaranty by the holders of the Notes.  This Guaranty may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

In Witness Whereof, each Guarantor has caused this Agreement to be duly executed as of the day and year first above written.

World Acceptance Corporation of Alabama

By:	/s/ A. Alexander McLean III
Its Executive Vice President

World Acceptance Corporation of Missouri

By:	/s/ A. Alexander McLean III
Its Executive Vice President

World Finance Corporation of Georgia

By:	/s/ A. Alexander McLean III
Its Executive Vice President

World Finance Corporation of Louisiana

By:	/s/ A. Alexander McLean III
Its Executive Vice President

World Acceptance Corporation of Oklahoma, Inc.

By:	/s/ A. Alexander McLean III
Its Executive Vice President

World Finance Corporation of South Carolina

By:	/s/ A. Alexander McLean III
Its Executive Vice President

World Finance Corporation of Tennessee

By:	/s/ A. Alexander McLean III
Its Executive Vice President

WFC Limited Partnership
By:	WFC of South Carolina, Inc., as sole general partner
By:	/s/ A. Alexander McLean III
Its Executive Vice President

WFC of South Carolina, Inc.

By:	/s/ A. Alexander McLean III
Its Executive Vice President

World Finance Corporation of Illinois

By:	/s/ A. Alexander McLean III
Its Executive Vice President

World Finance Corporation of New Mexico

By:	/s/ A. Alexander McLean III
Its Executive Vice President

World Finance Corporation of Texas

By:	/s/ Tommy E. Marr
Its President

Guaranty Supplement

To the Holders of the
10% Senior Subordinated Secured Notes due 2004
of World Acceptance Corporation (the “Company”)

Ladies and Gentlemen:

On July 3, 1997, the Company authorized and sold $10,000,000 aggregate principal amount of the 10% Senior Subordinated Secured Notes (the “Notes”) pursuant to the Note Agreement dated as of June 30, 1997 (the “Senior Subordinated Note Agreement”).  As a condition to the sale of the Notes, pursuant to Section 3.9 of that certain Amended and Restated Security Agreement, Pledge and Indenture of Trust dated as of June 30, 1997 between the Company and Harris Trust and Savings Bank, as Security Trustee (the “Company Security Agreement”), the Company agreed that, subject to the terms and conditions set forth in the Guaranty (as defined below), certain Restricted Subsidiaries (as defined in the Senior Subordinated Note Agreement) would guaranty the obligations (i) of the Company under the Notes, the Senior Subordinated Note Agreement and the Company Security Agreement (as defined in the Senior Subordinated Note Agreement) and (ii) of each other Restricted Subsidiary under the Subsidiary Security Agreement, in each case, pursuant to the Guaranty Agreement dated as of June 30, 1997 (the “Guaranty”).  In accordance with the requirements of the Guaranty, the undersigned, _______________, a corporation organized under the laws of ____________ (the “Additional Guarantor”), desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Notes, the Senior Subordinated Note Agreement and the Company Security Agreement and for the obligations of each other Restricted Subsidiary under the Subsidiary Security Agreement to the extent and in the manner set forth in the Guaranty.  Unless otherwise defined herein, all capitalized terms used herein shall have the meaning provided for in the Guaranty.

The undersigned is the duly elected ____________ of the Additional Guarantor, a Restricted Subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you.  The execution by the undersigned of this Guaranty Supplement shall evidence his or her consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty.  The Additional Guarantor represents and warrants that the representations and warranties set forth in Section 6 of the Guaranty and Exhibit C to the Senior Subordinated Note Agreement as to the Additional Guarantor are true and correct on and as of the date hereof.

Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above.  Except as amended herein, the terms and provisions of the Guaranty, the Senior Subordinated Note Agreement, the Notes, the Company Security Agreement and the Subsidiary Security Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the Senior Subordinated Note Agreement and the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated :_________________, l9__.

[Name of Additional Guarantor]

By
Its